EXHIBIT 32

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), Anthony M. Romano, Executive Vice President and Chief Operating Officer (who performs the function of Chief Executive Officer) and Eric M. Specter, Executive Vice President and Chief Financial Officer of Charming Shoppes, Inc. (the “Company”), each certifies with respect to the Quarterly Report of the Company on Form 10-Q for the period ended October 30, 2010 (the “Report”) that, to the best of his knowledge:

(1)	The Report fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 1, 2010	/S/ ANTHONY M. ROMANO
Anthony M. Romano
Executive Vice President
Chief Operating Officer
(Performs the Function of Chief Executive Officer)

Dated: December 1, 2010	/S/ ERIC M. SPECTER
Eric M. Specter
Executive Vice President
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.